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Exhibit 23

PricewaterhouseCoopers LLP 300 Madison Avenue New York NY 10017 Telephone (646) 471-3000 www.pwc.com

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 33-34499, Registration No. 333-82612, Registration No. 333-110190, Registration No. 333-117099, Registration No. 333-135421 and Registration No. 333-158309) and Form S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, Registration No. 333-98971, Registration No. 333-124422 and Registration No. 333-142835) of Arch Capital Group Ltd. of our report dated February 26, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
February 26, 2010

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm